Exhibit 10.36

C O M M E R C I A L  L E A S E  A G R E E M E N T

(Triple Net)

THIS LEASE, made this            day of                   , 2003, by and between WESTLAND PARK LLC, an Indiana limited liability company, of 3112 East SR 124, Bluffton, Indiana 46714 (hereinafter “Landlord”), and POORE BROTHERS, INC., a                            corporation, with principal offices located at 3500 S. La Cometa Drive, Goodyear, AZ  85338 (hereinafter “Tenant”).

The parties hereto, in consideration of the leasing by Landlord to Tenant and the taking by Tenant from Landlord of the premises hereinafter described and in further consideration of the obligations of each party to the other hereby undertaken, covenant and agree as follows:

1.                                       Leased Premises/Use.  Landlord leases to Tenant, and Tenant leases from Landlord, 100,000 square-feet (subject to remeasure upon completion from inside wall to inside wall) of warehouse and distribution space (“Demised Premises”) located at the northeast corner of the intersection of SR 124 and West Lancaster Street, commonly known as 1955 West Lancaster Street, Suite 1, Bluffton, Indiana 46714, and more particularly described on the attached Exhibit “A” . Landlord shall construct approximately 3,310 sq. ft. of office space as part of the Demised Premises in accordance with Exhibit “A” and subject to Tenant’s reasonable approval of same.  Any additional office space required by Tenant shall be constructed by Landlord at Tenant’s expense.  It is understood that the Demised Premises are to be a part of a larger 200,000 square feet building (“Building”), such building to be one of two or more buildings to be constructed by Landlord. The total buildings constructed on the premises will form the “Project”. It is understood that the Tenant will share certain common area elements with future tenants of the Project. These elements include, but are not limited to, the parking area and drives for ingress and egress.  Tenant shall have the non-exclusive right to all existing and future easements, parking areas and facilities, and all appurtenances and fixtures belonging to or appurtenant to the Building or Project.  Tenant’s use of the Demised Premises, the Building or the Project is limited to the operation of a warehouse/distribution center, with office administrative use to support such aforementioned operation.  No other use shall be permitted without the prior written consent of the Landlord, which consent shall not be unreasonably withheld.  The withholding of consent by Landlord for a use which is inconsistent with the industrial character of the Project shall be deemed reasonable.

As Landlord constructs additional warehouses in the warehouse complex and obtains additional tenants, Tenant’s pro-rata share of Common Area Maintenance (paragraph 5) will be adjusted by an addendum to this Lease to reflect the percentage of the square footage of the Demised Premises as compared to the total square feet in the Project.

2.                                       Term; Renewal.  The initial term of this Lease shall commence December 1, 2003, the “Lease Commencement Date”, and shall continue for a period of three (3) years, or as extended pursuant to paragraph 26 of this Lease.  If the Demised Premises are not substantially completed in accordance with Exhibit “A” by December 1, 2003, the Lease Commencement Date shall be changed to the first date following December 1, 2003, that the Demised Premises have been substantially completed in accordance with Exhibit “A”.  A lease year shall be twelve calendar months, beginning with the Lease Commencement Date.  Landlord or Tenant shall submit to the other a letter confirming the Lease Commencement Date at such time as the date becomes final so that Tenant may establish its account for the payment of Rent (hereinafter defined) as required in paragraph 4.

3.                                       Peaceful Possession.  Landlord covenants that Tenant, upon paying the rental and performing its covenants herein contained, shall and may peacefully and quietly have, hold, and enjoy the Demised Premises for the term of this Lease.  Tenant shall have access to the Demised Premises during Landlord’s construction of the Building prior to the Lease Commencement Date for the sole purpose of Tenant’s installation of wiring and cabling for Tenant’s use of the Demised Premises.  During the twenty (20) days prior to the Lease Commencement Date, Tenant shall have access to the Demised Premises for the sole purpose of Tenant’s installation of floor striping as needed by Tenant for Tenant’s use of the Demised Premises.  During any period of possession of the Demised Premises prior to the Lease Commencement Date, Tenant shall have in force the liability insurance required in paragraph 8 of this Lease and agrees to indemnify Landlord from such use of the Demised Premises in accordance with paragraph 15 of this Lease.

4.                                       Rental.  Tenant, in consideration of the Demised Premises and of the covenants and obligations of the Landlord contained in this Lease, shall pay rental for the Demised Premises (subject to the remeasure of the completed Demised Premises) during the initial term of this Lease as follows (“Rent”):

Lease Term	Annual	Monthly	$/Sq. Ft.
Years 1, 2 & 3	$358,100.00	$29,841.67	$3.581

Beginning on the Lease Commencement Date, and on the first day of each month thereafter, Tenant shall pay Rent in monthly installments as indicated in the above table.  Each monthly payment shall be due and payable in advance on the first day of each month during the term of this Lease.  Any Rent due for partial months at the commencement or termination of this Lease, or the beginning or end of any term hereof, shall be appropriately prorated.  The total annual rent shall not be adjusted, up or down, by the remeasure of the completed Demised Premises unless such remeasure indicates a variance from 100,000 sq. ft. of more than 1,000 sq. ft.

Tenant shall deliver the monthly installments of Rent to Landlord by check, money order, at 3112 East SR 124, Bluffton, Indiana 46714, or electronic fund transfer as directed by Landlord.

5.                                       Common Area Maintenance (CAM).  Landlord shall operate and maintain the common areas and common facilities of the Project at its sole expense, it being acknowledged by the parties that Tenant’s pro rata share of the common area maintenance charges are to be reimbursed by Tenant as additional rent.  Common area maintenance (“CAM”) charges shall be the actual amount (without profit or “mark up” by Landlord or any affiliate of Landlord) of all necessary, competitive and reasonable costs and expenses actually incurred by Landlord in operating and maintaining the common areas of the Project in an appropriate manner commensurate with good business practice; including, but not limited to the following items:

The costs of maintenance and repair of:

(a)                                  driveways, sidewalks, parking areas and any other paved areas (including patching, sealing, and line painting);

(b)                                 building maintenance including repair to roofs, gutters, downspouts, canopies, storefronts, electrical and plumbing system, and exterior painting and sealing;

(c)                                  water and septic system repairs and maintenance;

(d)                                 landscaping (including replacement of plant materials);

(e)                                  parking lot;

(f)                                    Project signage;

(g)                                 pest and weed control;

(h)                                 security, if provided;

(i)                                     fire protection (sprinkler system), if provided;

(j)                                     utilities for the common areas and the water and septic systems;

(k)                                  snow removal;

(l)                                     trash, garbage, and refuse removal, if provided;

(m)                               powerwashing;

(n)                                 window cleaning; and

(o)                                 surface water drainage and detention areas.

Notwithstanding anything to the contrary herein, the following items and costs shall be excluded from Tenant’s pro-rata share of CAM:

(a)                                  Costs attributable to improvements or work which were part of original plans and specifications for which building permits were issued, i.e., planting, parking lot lighting, striping, roads, and other such items of capital improvement.

(b)                                 Leasing costs of any type, be it procuring tenants or re-leasing; as well as retaining existing tenants.

(c)                                  Costs incurred due to Landlord violations of any of the terms and conditions of any leases with any tenant(s) in the Project.

(d)                                 Costs attributable to enforcing leases against any tenants in the Project, such as attorney’s fees, court costs, adverse judgments and similar expenses.

(e)                                  Depreciation and amortization of debt, but excluding depreciation and amortization of capital improvements.  If the costs of any repairs, alterations, additions, changes, replacements or other items which would otherwise be included in CAM are required and/or are of the type which should be capitalized under the Internal Revenue Code (further examples given below), then such costs shall not be included in full as CAM costs, but rather the Landlord shall only include in CAM for each fiscal year the annual portion of such costs yielded by amortizing the same over the useful life thereof.

(f)                                    Interest on any mortgages of the Landlord and rental under any ground or underlying lease.

(g)                                 Advertising and promotional expenditures which should be a part of a specific marketing plan agreed upon by the tenants.

(h)                                 Repairs and other work occasioned by fire, or other casualty that the Landlord is reimbursed by insurance that was required to be carried under the Lease.

(i)                                     Any costs, fines or penalties, incurred due to violations by Landlord of any governmental rule or authority and the defense of same.

(j)                                     Repairs and maintenance performed in a tenant exclusive space and not in the common area.

(k)                                  Any expense for which Landlord receives reimbursement by insurance proceeds or condemnation awards.

(l)                                     Any and all payroll or other benefits, perks, or expenses for employees of Landlord; provided, however, that Landlord shall be permitted to pass through reasonable charges relating to third party contractors performing routine maintenance for the Project, such as mowing the grass, etc.

Tenant shall reimburse Landlord for it’s pro rata share of the CAM expense commencing with such expenses incurred on and after the Lease Commencement Date.  Tenant’s payments of its share of the CAM expense shall be in accordance with paragraph 31 of this Lease.

The trailer parking area designated on Exhibit “A” solely for Tenant’s use shall be maintained by Landlord at Tenant’s sole expense, and shall not be a part of CAM to be shared by other tenants.

6.                                       Taxes and Assessments.  Landlord shall pay all general real estate taxes and all special assessments levied or assessed against the Project, including the Demised Premises.  Tenant shall reimburse Landlord for Tenant’s pro rata share of such general real estate taxes and special assessments paid by Landlord during the term of the Lease, excluding any penalties or interest for late payment, in accordance with paragraph 31 of this Lease.

Tenant shall have the right to contest any real estate tax assessments at its own expense and, if necessary, in the name of the Landlord.  Any recovery of taxes attributable to Tenant’s period of occupancy and the Demised Premises shall belong to and shall become the property of Tenant to the extent of Tenant’s pro-rata share.  Any contest of amounts due by Tenant shall not constitute a default hereunder.  Tenant shall have the right of contribution from other tenants for their pro-rata share of Tenant’s costs of any successful real estate tax assessment challenge.  Tenant may seek contribution from other tenants or request Landlord to collect such contribution as part of Landlord’s recovery of taxes paid in accordance with paragraph 31 of this Lease and the similar provisions of other tenants’ leases.

Tenant shall pay all personal property taxes assessed against personal property and leasehold improvements owned or leased by Tenant and located on the Demised Premises.

Landlord will make an application to the County Council of Wells County, Indiana, for a determination that the Building to be constructed on the Demised Premises qualifies for a deduction from assessed valuation (Tax Abatement).  Landlord cannot guaranty that such determination will be approved.  Tenant agrees to cooperate with Landlord’s application to the extent necessary or required under the applicable state law or regulations.  If such application is approved, Tenant agrees to cooperate with any annual filing requirements in order to maintain any such deduction approved.

7.                                       Utilities.  The Demised Premises will be separately metered for all utilities. Meters will be installed at Landlord’s expense.   Tenant shall contract for utility service in its name and pay from the date of occupancy and during the term, all charges for utilities separately metered to the Demised Premises, such as, but not limited to, gas, electricity, lights, heat, fire protection system, power, telephone and other communication and utility services used, rendered, or supplied upon or in connection with the Demised Premises, and shall indemnify and hold Landlord harmless against any liability or damages on such accounts.

8.                                       Insurance.

a.                                       Fire and Extended Coverage Insurance.  Landlord shall obtain and keep in effect at all times fire and extended coverage insurance on the Building and improvements comprising the Demised Premises from the date of occupancy and during the term and any renewal term exercised by Tenant in an amount equal to the full replacement value of such buildings and improvements.  Neither Tenant nor its agents, employees, or guests shall be liable for any loss or damage to the Demised Premises by fire or any cause within the scope of coverage actually provided by and paid for by such fire and extended coverage insurance, it being understood that the Landlord shall be looked at solely for reimbursement for such covered loss or damage. Tenant shall have the right to request and receive evidence of Landlord’s proof of insurance.

b.                                      Liability Insurance.  Prior to Tenant assuming possession, complete or partial, of the Demised premises and during the term of this Lease, Tenant shall obtain and maintain comprehensive general public liability insurance against claims for personal injury, death, or property damage occurring on, in, or about the Demised Premises, such insurance to afford minimum protection of not less than

$1,000,000.00 in respect of personal injury or death to any one person, and not less than $1,000,000.00 in respect of any one occurrence, and of not less than $1,000,000.00 for property damage.  Neither Tenant, its agents, employees, nor guests shall be liable for any claims for personal injury, death, or property damage within the scope of coverage actually provided by and paid for by such liability insurance, it being understood that the Tenant shall be looked at solely for reimbursement for such covered claims.  Landlord shall have the right to request and receive evidence of Tenant’s proof of insurance.

Landlord shall at all times maintain in effect comprehensive public liability insurance with respect to the Demised Premises and the common areas of the Project for personal injury, bodily injury, and property damage, in amounts of not less than those required of Tenant herein.   Neither Landlord, its agents, nor employees, shall be liable for any claims for personal injury, death, or property damage within the scope of coverage actually provided by such liability insurance, it being understood that the Landlord shall be looked at solely for reimbursement for such covered claims.

c.                                       Loss of Rents Insurance.  Landlord may maintain loss of rents insurance to cover any loss of rents required to be paid by this Lease.

All insurance required by this paragraph shall be placed with responsible companies.  All such policies shall be non-assessable and shall require thirty (30) days’ notice by registered mail to Landlord and Tenant of any cancellation thereof or change affecting the coverage thereunder.

All insurance required by this paragraph shall name both Landlord and Tenant as an insured as their respective interests may appear.

Neither party shall violate nor permit to be violated any of the conditions or provisions of any such insurance policy.

Landlord and Tenant and all parties claiming, by, through or under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Demised Premises, or in connection with activities conducted on the Demised Premises, or in or on the Project, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and further agree to evidence such waiver by endorsement to the required insurance policies, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage. In the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect.

Tenant shall reimburse Landlord for Tenant’s pro rata portion of Landlord’s insurance expense in accordance with paragraph 31 of this Lease. Landlord shall reasonably estimate Tenant’s Proportionate Share of the Landlord’s insurance costs and Tenant shall pay one twelfth (1/12) together with the payment of Rent.

9.                                       Repair and Maintenance.  During the term of this Lease, Tenant shall, at its expense, maintain and repair the Demised Premises and every part thereof, excluding Landlord’s responsibilities as set forth below, and shall use all reasonable precaution to prevent waste, damage, or injury thereto, ordinary wear, tear, use and acts of God excepted.  Specifically, but not intended to be limited hereby, Tenant shall be responsible for maintaining the interior of the Demised Premises, the HVAC systems, the lighting (including bulb and ballasts replacements), interior plumbing and plumbing fixtures, doors, windows, glass, electrical, and communication wiring located on or within the Demised Premises. Warranties in existence during the Lease will be used by Tenant.

Landlord shall be responsible for maintenance and repair of the structure, roof and exterior foundation of the Demised Premises, the sprinkler system, plumbing for common areas and all aspects of the remainder of the Project.

10.                                 Alterations.  All alterations or remodeling of the Demised Premises shall be done at Tenant’s own cost.  No alterations or remodeling projects exceeding $2,500 shall occur without Landlord’s prior approval of the plans and specifications for such alteration, which shall not be unreasonably withheld.

All such alterations, changes, and improvements to the Demised Premises shall be deemed to be the sole property of the Landlord and a part of the Demised Premises, except that all movable trade fixtures purchased by and installed by Tenant shall be and remain the property of Tenant and shall be removed by Tenant at the expiration of the term hereof.  Tenant shall repair any damage to the Demised Premises resulting from Tenant’s removal of such movable trade fixtures.

11.                                 Compliance With Laws.  Except as may be otherwise provided paragraph 9, during the term, Tenant shall, at its own expense, promptly observe and comply with all present and future laws, ordinances and other regulations of all governmental authorities having jurisdiction over the Demised Premises, Tenant shall not, however, be responsible for any condition of whatever nature that existed prior to Tenant’s date of occupancy of the Demised Premises and Landlord hereby agrees to indemnify and hold Tenant harmless on account of same.

12.                                 Signs.  Landlord shall erect a sign at the entrance to the Project as specified in the construction specifications document.  The Landlord shall install an electrical box in the front of the Building for Tenant’s use on or prior to the Commencement Date.  Tenant may erect, at its own expense, a sign or signs to identify and advertise Tenant’s business, on and about the Demised Premises.

All signs installed by Tenant will remain the property of Tenant, removable by Tenant from the Demised Premises within thirty (30) days after the expiration or termination of this Lease. Tenant shall repair any damage to the Demised Premises resulting from Tenant’s removal of such signs.

13.                                 Title Warranty.  Landlord represents and covenants that Landlord is fee simple owner of the real estate encompassing the Demised Premises, subject, however, only to existing mortgages and other encumbrances covering the Demised Premises and leases affecting the common areas of the Project.

14.                                 Damage and Destruction.  It is mutually agreed that in the event the Demised Premises, or the means of ingress and egress therefrom and thereto are injured by fire or other damage or destruction during the term of the Lease, the rent provided for herein shall abate entirely in case the entire Demised Premises or any substantial portion thereof is untenantable and, in the case a non-substantial portion of the Demised Premises is untenantable, shall partially abate and shall be prorated for the portion rendered untenantable, until the Demised Premises are restored by Landlord to a good, tenantable condition (which Landlord shall undertake to do with due diligence), the Tenant paying during such time the proportion of rent that the part of the Demised Premises remaining tenantable shall bear to the entire Demised Premises during such period; provided, however, that there shall be no abatement of rent on account of the condition of said Demised Premises by reason of any loss or damage by fire or other damage or destruction if such damage or destruction was caused by the negligent or willful act of Tenant. In the event that the Demised Premises is destroyed or damaged so that it can not be repaired or reconstructed with reasonable diligence being exercised within one hundred twenty (120) days from the date of such destruction or damage by reason of fire or other casualty, either party may terminate this Lease by giving written notice to the other party within forty-five (45) days after the date of such destruction or damage; provided, however, that Tenant may require Landlord to rebuild and restore the Demised Premises to its previous condition by giving Landlord written notice within such forty-five (45) day period; provided further, however, if there is less than one (1) year remaining on the term of this Lease, Landlord shall have the right to terminate this Lease unless Tenant is agreeable to renewing this Lease for a minimum term of three (3) years, in which event Landlord shall not have the right to terminate.

For purposes of this paragraph, the term “tenantable condition” shall mean a condition of the Demised Premises for use by Tenant for its active operation of its food warehouse as operated immediately prior to the damage or destruction contemplated hereunder, in Tenant’s reasonable judgment.

15.                                 Indemnification.  Except as caused by the willful or gross negligent act or omission of Landlord, Tenant agrees, to the extent permitted by law, to protect, defend, indemnify, and hold harmless Landlord, its shareholders, officers, directors, employees, agents, and servants from and against any and all liabilities, losses, damages, claims, actions, suits, decrees, orders, expenses, demands, or judgments of any nature whatsoever arising from any injury to or the death of any person, or damage to property, in any manner growing out of or in the connection with the use, nonuse, condition, or occupation of the Demised Premises or any part thereof or the ownership, occupancy, or use thereof by Tenant from and after the Commencement Date until the Demised Premises are re-delivered to Landlord upon the termination of this Lease, or any extension thereof; provided, however, Tenant shall be relieved from and shall have no further obligation to defend and indemnify Landlord, its shareholders, officers, directors, employees, agents, or servants as specified herein to the extent of any coverage limits of any insurance required of and actually maintained by Tenant.

Landlord will, to the extent permitted by law, indemnify, save harmless, and defend Tenant, its shareholders, officers, directors, employees, agents, and servants, from and against any and all liabilities, losses, damages, claims, actions, suits, decrees, orders, expenses, demands, or judgments of any nature whatsoever arising from any injury to or the death of any person, or damage to property arising from or out of any occurrence (i) in, at, or upon the Demised Premises which is occasioned by any willful or gross negligent act or omission of Landlord, its agents, employees, or servants; (ii) in or upon any of the common areas or any part thereof; unless, as to items (i) and (ii),the same be caused by the willful or gross negligent act or omission of Tenant, its agents, employees, or servants provided, however, that Landlord shall be relieved from and shall have no further obligation to defend and indemnify Tenant, its shareholders, officers, directors, employees, agents, or servants as specified herein to the extent of any coverage limits of any insurance required of and actually maintained by Landlord.

16.                                 Condemnation.  In the event that the Demised Premises or the common area, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or by agreement between Landlord, Tenant, and those authorized to exercise such right, Landlord shall be entitled to collect the entire award made in any such proceeding without deduction therefrom for any estate hereby vested in or owned by Tenant.  Tenant agrees to execute any and all documents that may be required in order to facilitate collection by Landlord of any and all such awards.  Provided, however, if any part of such award is exclusively identified for Tenant’s relocation expense, Tenant shall be entitled to receive such part of the award.

If at any time during the term of this Lease the whole or substantially all of the Demised Premises shall be so taken or condemned, this Lease shall terminate and expire on the date upon which title shall vest in the condemning authority and the rent provided to be paid by Tenant shall be apportioned and paid to such date.  For the purposes of this section, “substantially all of the Demised Premises” shall be deemed to have been taken if, in the judgement of Tenant, the portion of the Demised Premises not so taken, and taking into consideration the amount of the net award available for such purpose, cannot be so repaired or reconstructed as to constitute a complete, rentable structure capable of producing a proportionately fair and reasonable net annual income after payment of all operating expenses thereof when being used by Tenant in the same manner as Tenant was conducting its business prior to any such taking.

In the event of a taking which shall result in the termination of this Lease, the rights of Landlord and Tenant in any award shall be as follows and in the following order of priority:

a.                                       There shall first be paid to the holder of any mortgage to which the Demised Premises is subject, the amount necessary to release the Demised Premises from any such mortgage.

b.                                      Landlord shall retain the balance of said award.

In the event of a partial taking, which shall not result in termination of this Lease, Landlord shall promptly proceed to rebuild, repair, and restore the remainder of any building of the Demised Premises affected thereby to a complete, independent, and self-contained architectural unit, for the purposes in use before the taking - to the extent the award for such taking is sufficient to pay for such work.  If the award for such taking is insufficient to pay for such work, Landlord may terminate this Lease.  The balance of such separate award or allocated amount not so used and the award for the portion of the Demised Premises taken shall be distributed to Landlord.

In the event that such repairing, rebuilding, and restoration is such that the Demised Premises, in the judgment of Tenant, may not be restored to a tenantable condition (as defined in the Damage and Destruction paragraph hereof) within ninety (90) days from the date of taking, then, at the election of Tenant and with notice thereof to Landlord within thirty (30) days from such taking, this Lease may be terminated effective as of the date of such taking, and any rental paid by Tenant in advance shall be refunded.

If this Lease does not terminate as provided in this paragraph, the rent after the date of taking shall be fixed by agreement of the parties or, in the absence of such agreement, by arbitration pursuant to the provisions of this Lease, provided, however, that the Demised Premises are restored within ninety (90) days to a tenantable condition which is the use by Tenant for the purposes in use before the taking.  If the Demised Premises cannot be restored within ninety (90) days, rent shall abate absolutely regardless of the degree or extent of the taking.

17.                                 Subordination to Mortgages.  This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien of any and all mortgage or mortgages, or consolidated mortgage or mortgages, which may now or hereafter affect the Demised Premises, or any part thereof, and to any and all renewals, modifications, consolidations, replacements, and extensions of any such mortgage or mortgages, provided, however, that any and all mortgagees shall provide to Tenant non-disturbance and attornment agreements satisfactory to Tenant as provided below.

Tenant shall, upon demand at any time or times, execute, acknowledge, and deliver to Landlord, without expense to Landlord, such reasonable instruments that may be necessary or proper to reasonably subordinate this Lease and all rights hereunder to the lien of any such mortgage or mortgages and each such renewal, modification, consolidation, replacement, and extension.

Landlord agrees to have included in any existing mortgage or in any renewal, modification, consolidation, replacement, or extension of any such mortgage hereafter made, or in a written instrument in recordable form executed by the mortgagee in connection therewith, provisions to the effect that so long as there shall be outstanding no default in any of the terms, conditions, covenants, or agreements of this Lease on the part of Tenant to be performed, said mortgagee shall provide to Tenant written notice of any default by Landlord under the terms of any such mortgage and the leasehold estate of Tenant created hereby, and Tenant’s peaceable and quiet possession of the Demised Premises, shall remain undisturbed by any foreclosure of such mortgage. Tenant’s agreement to subordinate this Lease to any such mortgage is expressly contingent upon the mortgagee agreeing to the above provisions.

18.                                 Access By Landlord.  Upon 24 hours prior notice to Tenant, except in the case of an emergency no prior notice shall be required, Tenant shall permit Landlord or its agents to enter the Demised Premises during normal business hours for the purpose of inspection, or of making repairs that Tenant may neglect or refuse to make in accordance with the agreements, terms, conditions, and covenants hereof, and also for the purpose of showing the Demised Premises to persons wishing to purchase the same or to make a mortgage loan on the same and, at any time within three (3) months prior to the expiration of the term, to persons wishing to rent the same.  Landlord shall take all reasonable precautions to minimize any interference with Tenant’s business.

19.                                 Default.  Each of the following events shall be a default hereunder by Tenant and a breach of this Lease:

a.                                       If Tenant shall file a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or any insolvency act of any state or shall voluntarily take advantage of any such law or act by answer or otherwise or shall be dissolved or shall make an assignment for the benefit of creditors.

b.                                      If involuntary proceedings under any such bankruptcy law or insolvency act or for the dissolution of a corporation shall be instituted against Tenant or if a receiver or trustee shall be appointed for all or substantially all of the property of Tenant and such proceedings shall not be dismissed or such receivership or trusteeship vacated within thirty (30) days after such institution or appointment.

c.                                       If Tenant shall fail to pay Landlord any rent as and when the same shall become due and payable or fails to pay any other sum required to be paid by Tenant hereunder after thirty (30) days’ written notice from Landlord.  Any such payment not received by Landlord within or prior to the end of such notice period, if applicable, shall accrue interest of twelve percent (12%) per annum, commencing with the original due date, until paid in full.

d.                                      If Tenant shall fail to perform any of the agreements, terms, covenants, or conditions hereof on Tenant’s part to be performed and such non-performance shall continue for a period within which performance is required to be made by specific provision of this Lease or if no such period is so provided for a period of thirty (30) days after written notice thereof by Landlord to Tenant, or if such performance cannot be reasonably had within such thirty (30) day period, Tenant shall not in good faith have commenced such performance within such thirty (30) day period and shall not diligently proceed therewith to completion.

e.                                       If Tenant shall vacate or abandon the Demised Premises, coupled with the non-payment of rent.

f.                                         If this Lease or the estate of Tenant hereunder shall be transferred to or shall pass to or devolve upon any other person or party, except in a manner permitted under the Assignment and Subletting paragraph hereof.

g.                                      If Tenant shall use the Demised Premises in any way which constitutes a nuisance as defined in IC 32-30-6-6.

If this Lease shall be held by a permitted assignee or successor of Tenant, the provisions of subparagraphs a. and b. above shall apply only to such assignee or successor while in possession of the Demised Premises.

If any such event of default shall occur and be continuing, Landlord may elect to terminate this Lease, as well as all of the right, title, and interest of Tenant hereunder by giving to Tenant not less than thirty (30) days’ notice of such termination, and upon the expiration of the time fixed in such notice, this Lease and the term hereof, as well as all of the right, title, and interest of Tenant hereunder, shall expire in the same manner and with the same force and effect, as if the expiration of the time fixed in such notice of termination were the end of the term.

After expiration of the applicable period of notice specified in subparagraphs c. and d. of this paragraph, or without notice in the event of any emergency, Landlord, at its option, may, but shall not be obligated to, make any payment required of Tenant herein or comply with any agreement, term, covenant, or condition, required hereby to be performed by Tenant, and the amount so paid, together with interest of twelve percent (12%) thereon from the date of such payment by Landlord, shall be deemed to be additional rent hereunder payable by Tenant and collectible as such by Landlord with the next succeeding monthly installment of rent.  All payments received shall first be applied against such additional rent, then against rent past due, if applicable, and last against current rent.  Landlord shall have the right to enter the Demised Premises for the purpose of correcting or remedying any such default and to remain therein until the same shall have been corrected or remedied, but neither any such expenditure nor any such performance by Landlord shall be deemed to waive or release Tenant’s default or the right of Landlord to take such action as may be otherwise permissible hereunder in the case of such default.

The subsequent acceptance of rent by Landlord shall not be deemed a waiver of any preceding breach of any obligation of this Lease by Tenant other than the failure to pay the particular rental so accepted, and waiver of any breach of a covenant or condition by either party shall not constitute a waiver of any other breach or default regardless of knowledge thereof.

20.                                 Right to Re-Enter.  In the event of termination of this Lease, either by operation of law, by issuance of a dispossessory warrant, by service of notice, or termination as herein provided, or otherwise, or in the event of a default referred to in subparagraph c. and e. of the Default paragraph hereof, Landlord shall immediately re-enter and repossess the Demised Premises in an effort to mitigate, to the fullest extent possible, Landlord’s damages.  Landlord’s duty to re-enter the Demised Premises for the purpose of mitigating Landlord’s damages is contingent upon Tenant’s vacating and surrendering possession of the Demised Premises to Landlord.  In the event of such a re-enter by Landlord, Tenant shall be allowed access to the

Demised Premises for a reasonable period of time not to exceed sixty (60) days from such re-enter and upon reasonable prior notice to Landlord for the sole purpose of removing Tenant’s trade fixtures, personal property and inventory from the Demised Premises.  Landlord shall not have a landlord’s lien on Tenant’s trade fixtures, personal property, or inventory and Landlord shall not have the right of seizure or to sell Tenant’s trade fixtures, personal property, or inventory.

Landlord shall repair and alter the Demised Premises in a reasonable manner and to the condition of the Premises at lease commencement, and use its best efforts to let or relet the Demised Premises or any parts thereof for the whole or any part of the remainder of the then current term or for a longer period, in Landlord’s name or as the agent of Tenant, and out of any rent collected or received from subtenants or as a result of such letting or reletting, Landlord shall, first, pay to itself the cost and expense of retaking, repossessing, repairing, and/or altering the Demised Premises, and the cost and expense of removing Tenant and property therefrom; second, pay to itself the cost and expense sustained in securing any new tenant; and, if Landlord shall maintain and operate the Demised Premises, the cost and expense of operating and maintaining the Demised Premises; and, third, pay to itself any balance remaining on account of the liability of Tenant to Landlord for the sum equal to all rent and other charges payable hereunder and unpaid by Tenant for the remainder of the term.

Should any rent collected by Landlord as provided in this paragraph after the payments therein mentioned be insufficient to fully pay to Landlord a sum equal to all rent and other charges payable hereunder for the remainder of the term, the balance or deficiency shall be paid by Tenant on the rent days herein specified; that is, upon each of such rent days Tenant shall pay to Landlord the amount of the deficiency then existing; and Tenant shall be and remain liable for any such deficiency, and the right of Landlord to recover from Tenant the amount thereof, or a sum equal to all such rent, additional rent, and other charges payable hereunder, if there shall be no reletting, shall survive the issuance of any dispossessory warrant or other termination hereof, and Landlord shall be entitled to retain any excess.

21.                                 Assignment and Subletting.  Tenant may not assign or sublet all or any portion of the Demised Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  The parties agree that Landlord’s refusal to give consent to an assignment or subletting to an entity for an intended use which is inconsistent with an industrial warehouse facility or the then current zoning of the Demised Premises shall be deemed reasonable. Tenant shall, however, have the right to assign this Lease to any subsidiary or organization affiliated with or owned and/or controlled by Tenant without the consent of Landlord.  The Tenant shall remain primarily liable for the payment of rent herein reserved and for the performance of all other terms of the Lease required to be performed by the Tenant, notwithstanding any assignment or subletting.

Landlord may assign its interest in this Lease or convey its interest in the Demised Premises without Tenant’s consent.  Such assignment or conveyance shall be effective as to Tenant upon written notice by Landlord to Tenant of such assignment or conveyance and upon such assignment or conveyance Landlord shall have no further liability or obligation to Tenant under this Lease.  Landlord may assign, from time to time, the whole or part of the rent at any time payable hereunder without Tenant’s consent.  Such assignment shall be effective as to Tenant upon written notice by Landlord to Tenant of such assignment.

22.                                 End of Term.  Tenant shall, on the last day of the term, or upon the sooner termination of the term, peaceably and quietly surrender and deliver possession of the Demised Premises to Landlord free of subtenancies (unless Landlord shall consent to the continuance thereof), in broom-clean condition, including all buildings, replacements, changes, additions, and improvements constructed, erected, added, or placed by Tenant thereon, with all equipment in or appurtenant thereto, except for Tenant’s trade fixtures as provided in paragraph 10 (but not including equipment installed by any subtenant), in good condition, proper working order and repair, reasonable wear and tear excepted.

23.                                 Arbitration.  In such cases where this Lease provides for the settlement of a dispute or question by arbitration, the same shall be settled by arbitration in accordance with the rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.  The venue for any such arbitration shall be Fort Wayne, Indiana.

24.                                 Estoppel Certificate.  Tenant shall, without charge, at any time and from time to time hereafter, within fifteen (15) days after request by Landlord, certify by a reasonably written instrument duly executed and acknowledged to any mortgagee or purchaser, or any other person, firm, or corporation specified by Landlord, as to the validity and force and effect of this Lease, in accordance with its tenor, as then constituted, as to the existence of any default on the part of any party thereunder, as to the existence of any offsets, counterclaims, or defenses thereto on the part of Tenant, and as to any other matters which may be reasonably requested by Landlord.

25.                                 Notices.  Whenever it is provided herein that notice, demand, request, or other communication shall or may be given to or served upon either of the parties by the other, and whenever either of the parties shall desire to give or serve upon the other any notice, demand, request, or other communication with respect hereto or with respect to the Demised Premises, each such notice, demand, request, or other communication shall be in writing and, any law or statute to the contrary notwithstanding, shall be effective for any purpose if given or served as follows:

a.                                       If by Landlord, by mailing the same to Tenant by certified or registered mail, postage prepaid, return receipt requested, addressed to Tom Freeze, Poore Brothers, Inc.  3500 S. La Cometa Drive, Goodyear, AZ, 85338 or at such other address as Tenant may from time to time designate by notice given to Landlord by certified or registered mail with a copy to Lisa Schommer at the same address.

b.                                      If by Tenant, by mailing the same to Landlord by certified or registered mail, postage prepaid, return receipt requested, addressed to Robert W. Troxel, 3112 East SR 124, Bluffton, Indiana 46714, or at such other address as Landlord may from time to time designate by notice given to Tenant by certified or registered mail, with a copy to Anthony O. Crowell, Gordon & Associates, P.C., 119 East Oak Forest Drive, Bluffton, Indiana 46714.

Every notice, demand, request, or other communication hereunder shall be deemed to have been given or served at the time that the same shall be deposited in the United States mail, overnight mail, postage prepaid, in the manner aforesaid.  Nothing herein contained, however, shall be construed to preclude personal service of any notice, demand, request, or other communication in the same manner that personal service of a summons or other legal process may be made.

26.                                 Option to Extend.  If this Lease shall be in full force and effect, and if Tenant shall have fully performed all of its terms and conditions and not be in default hereof, Tenant shall have the option to extend this Lease for two (2) additional extended terms of three (3) years each, upon the same terms and conditions, except rental.  Rental (subject to the remeasure of the described above) for the extended terms shall be as set forth below:

Renewal Term	Annual	Monthly	$/Sq. Ft.
Years 4 - 6	$362,880.00	$30,240.00	$3.6288
Years 7 - 9	$372,960.00	$31,080.00	$3.7296

The option for each such extended term must be exercised by Tenant by written notice of Tenant’s desire to extend the term of this Lease to Landlord not less than six (6) months prior to the expiration of the then current term.

27.                                 Holdover Tenancy.  In the event the Tenant remains in possession of the Demised Premises after the term of this Lease, or any extension hereof, such holding over shall be construed as creating a tenancy from month to month and rent therefore shall be increased by 6% above the monthly rate in effect as of the month preceding the date of lease expiration.  Such increase in rent during a holdover tenancy shall be on an annual basis and shall be adjusted annually thereafter in the event the holdover tenancy extends beyond a twelve month period.

28.                                 Partial Invalidity.  If any term, covenant, or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

29.                                 Record of Notice of Lease.  Landlord and Tenant agree that Tenant shall have the right, at Tenant’s option and expense, to record a memorandum hereof, in the office of the appropriate governmental official so as to give record notice to the public of the existence of Tenant’s rights pursuant to this Lease.  Landlord agrees to execute such documents as may be necessary to facilitate the recording of a memorandum thereof.

30.                                 Broker’s Commission.  Landlord and Tenant each agree to be responsible for brokerage commissions or finder’s fees in connection with this Lease as a result of acts or agreements by each party, and each party agrees to indemnify the other and hold it harmless from any and all liabilities arising from any such claim (including, but without limitation, the actual costs of attorney fees in connection therewith), such agreement to survive the termination of this lease.

31.                                 CAM; Insurance; Taxes Reimbursement.  Tenant’s obligation under this Lease to reimburse Landlord for Tenant’s pro-rata share of Common Area Maintenance, Insurance, and real property taxes shall be paid to Landlord in accordance with this paragraph.  Landlord estimates that Tenant’s annual pro-rata share of such expenses shall be equal to $0.20/sq. ft. of the Demised Premises.  Tenant agrees to pay its pro-rata share thereof in advance in twelve (12) equal monthly installments, together with the payment of Rent.  In the event the aggregate of Tenant’s installments during the year shall be less than the amount of such expenses due from Tenant, such deficiency shall be paid to Landlord within thirty (30) days after demand thereof. In the alternative, Landlord shall credit Tenant’s next payment due with any overpayment adjustment. Landlord shall provide to Tenant annually a copy of the tax bill and a reasonably detailed breakdown of the pro-ration.  Tenant shall have the right to request detailed substantiation satisfactory to Tenant in Tenant’s sole discretion of all such expenses.  Any payment not received by Landlord within such thirty (30) days from the invoice date shall accrue interest of 12% per annum until paid in full, provided that Tenant shall have the right to contest such invoice in good faith and to pay only such amount as Tenant shall in good faith deem reasonable pending resolution of the disputed amount.  Any amount so withheld by Tenant shall accrue interest only in the event and to the extent that such charges are determined by an award of arbitrators, or by the judgment of a court of competent jurisdiction, to be reasonable and proper.

Tenant’s pro-rata share shall be determined using a fraction, the numerator of which is the gross square feet of the Demised Premises (100,000 sq. ft. – subject to the remeasure described above) and the denominator of which is the total gross square feet in the Project.

32.                                 Right of First Refusal.  Tenant shall have the first right to lease any additional warehouse space contained within the Building on the same terms as offered by Landlord to a prospective tenant.  Landlord shall give Tenant written notice of Landlord’s desire to rent additional space in the building in which the Demised Premises are located.  If Tenant does not provide written notice to Landlord of Tenant’s election to rent all of such warehouse space so offered by Landlord within ten (10) days from the date Tenant receives Landlord’s notice, or if Landlord and Tenant are unable to agree on the terms of an addendum to this Lease to add such additional warehouse space to this Lease within such ten (10) days from the date Tenant receives Landlord’s notice, Tenant shall be deemed to have waived its right of first refusal as to such additional warehouse space.  If Tenant fails to provide the required written notice of its desire to rent such additional space or the parties fail to agree on the terms for the rental of such additional space as herein required, Landlord shall be permitted to lease such additional space to any tenant or new tenant.

33.                                 Tenant’s Environmental Representations & Indemnification:

a.                                       Tenant hereby agrees that its use and alterations of the Demised Premises shall comply with all applicable laws, rules, ordinances, and regulations, including permits, during its possession; and Tenant will not store, release, or dispose (or knowingly permit the storage, release, or disposal of) a Hazardous Substance (as such is defined in subsection b. below) in the Demised Premises, except for cleaning supplies kept and used in the normal course of business and in compliance with all applicable environmental law and regulations.  Tenant does hereby agree to indemnify and hold Landlord harmless of, from, and against, all claims, actions, liens, demands, costs, expenses, fines and judgments (including reasonable legal fees and costs) resulting from, or arising out of, Tenant’s violation of this provision.

b.                                      Definition of Hazardous Substance:  The parties acknowledge and agree that for purposes of this provision and the Lease, (a) the term “Hazardous Substance(s)” shall mean and include any substance which is or contains: (i) any “Hazardous Substance” as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as now or hereafter amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”) or any regulations now or hereafter promulgated under CERCLA; (ii) any “Hazardous Waste” as now or hereafter defined in the Resource Conservation and Recovery Act of 1976, as now or hereafter amended (42 U.S.C. Section 6901 et seq.) (“RCRA”) or any regulations now or hereafter promulgated under RCRA; (iii) any substance now or hereafter regulated by the Toxic Substances Control Act, as now or hereinafter amended (15 U.S.C. Section 2601 et seq.) (“TSCA”), or any regulations now or hereafter promulgated under TSCA; (iv) gasoline, diesel fuel, oil or other petroleum products or derivatives or fractions thereof; (v) asbestos or asbestos-containing materials in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas; or (viii) any other substances, materials or wastes which are now or hereafter regulated or classified or considered to be mutagenic, carcinogenic, radioactive, hazardous or toxic under any existing or future federal, state or local law, statute, court decision, common law, code, ordinance, order, rule or regulation relating to hazardous or toxic substances, materials or wastes or the protection of the environment or human health, including without limitation any substance the presence of which on, in, under or in the vicinity of the Demised Premises (A) requires reporting, investigation or remediation, (B) causes or threatens to cause a nuisance on or to the Demised Premises, the warehouse complex, or to any other property in the vicinity thereof, or poses or threatens to pose a hazard to the health or safety of persons on or in the vicinity of the Demised Premises or the warehouse complex; or (C) which, if released, emanated or migrated from the non-Demised Premises area of the warehouse complex, could constitute a trespass; and (b) the term “Environmental Laws” shall mean and include CERCLA, RCRA, TSCA and all other federal, state and local laws, statutes, court decisions, common law, codes, ordinances, orders, rules and regulations relating to Hazardous Substances or the protection of the environment or human health, as same now exist and as hereafter adopted, promulgated and amended.

34.                                 Miscellaneous.

a.                                       Entire Agreement.  This Lease contains the entire agreement between the parties and cannot be changed or terminated orally but only by an instrument in writing executed by the parties.

b.                                      Attorneys’ Fees.  In the event of any litigation or arbitration between the parties arising out of this Lease, or in connection with the Demised Premises, the prevailing party shall be allowed all reasonable attorneys’ fees, and all court costs and incidental expenses incurred or expended in such litigation or arbitration, to be recovered as part of the costs assessed in such action.

c.                                       Governing Law/Jurisdiction/Venue.  This Lease shall be governed by and construed in accordance with the laws of the State of Indiana.  The parties consent to the jurisdiction and preferred venue of Wells County, Indiana for any legal action commenced under this Lease.

d.                                      Binding Agreement.  The agreements, terms, covenants, and conditions herein shall bind and inure to the benefit of Landlord and Tenant and their respective parent companies, legal representatives, successors, and, except as otherwise provided herein, their assigns.

e.                                       Force Majeure.  In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required under this Lease by reason of materially adverse weather conditions (defined as a catastrophic event and/or such severe adverse weather as not reasonably foreseeable to the performing party), strikes, lockouts, labor troubles, failure of power, restrictive governmental laws or regulations, riots, insurrections, acts of war, or other reasons of a like nature not the fault of the party delayed in performing works or doing acts required under the terms of this Lease, then performance of such act shall be extended for a period equivalent to the period of such delay, except as otherwise specifically provided herein to the contrary.  The provisions of this Section shall not (a) be applicable to delays resulting from the inability of a party to obtain financing or to proceed with its obligations under this Lease because of a lack of funds; (b) delay or postpone any of the rights specifically granted to Tenant to terminate this Lease; or (c) be applicable to either party’s performance of its respective financial obligation pursuant to the terms of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease on the day and year first above set forth.

WESTLAND PARK, LLC	POORE BROTHERS, INC.

By:	By:
Robert W. Troxel
Title:
Title: Manager

“Landlord”	“Tenant”

EXHIBIT A

Depiction of Demised Premises

(See site plan and Architect’s drawings dated May 12, 2003, as prepared by WKM & Associates and the attached building specifications)